Exhibit 23.3

Laurence Sookochoff, P. Eng

CONSENT OF GEOLOGICAL CONSULTANT

I hereby consent to the inclusion and reference of my report dated December 26, 2006 titled “Geological Evaluation Report on the McVicar Lode Mining Claim” and my report dated January 25, 2007 regarding the results of the Phase I Exploration Program on the McVicar Lode Mining Claim, in the Amendment No. 1 to Form S-1 Registration Statement to be filed by Rostock Ventures Corp. with the United States Securities and Exchange Commission.

Dated the 26th day of July 2008.

/s/ Laurence Sookochoff
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Laurence Sookochoff
CONSULTING GEOLOGIST